                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         El Paso Natural Gas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[EL PASO NATURAL GAS COMPANY LOGO]

Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of El Paso Natural Gas Company (the "Company"), which will be held on Tuesday, April 30, 1996, at 9:00 a.m. (mountain standard time), in the Crescent III meeting room, The Sheraton Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. You can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum is represented by promptly returning the enclosed proxy card in the accompanying envelope.

                                                        Sincerely,

                                                 /s/ WILLIAM A. WISE
                                                     WILLIAM A. WISE
                                             Chairman of the Board, President
                                                and Chief Executive Officer

El Paso, Texas
March 22, 1996

                          EL PASO NATURAL GAS COMPANY
                            100 NORTH STANTON STREET
                              EL PASO, TEXAS 79901

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 30, 1996

     The Annual Meeting of Stockholders of El Paso Natural Gas Company (the "Company") will be held on Tuesday, April 30, 1996, at 9:00 a.m. (mountain standard time), in the Crescent III meeting room, The Sheraton Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona, for the following purposes:

     1. To elect seven Directors, each to hold office for a term of one year;

     2. To ratify the appointment of Coopers & Lybrand as independent certified public accountants to audit the Company's financial statements for the fiscal year ending December 31, 1996; and

     3. To transact any other business which may be properly brought before the Annual Meeting.

     Only stockholders of record at the close of business on March 15, 1996, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                            By Order of the Board of Directors

                                                  /s/ STACY J. JAMES
                                                      STACY J. JAMES
                                                    Corporate Secretary

El Paso, Texas
March 22, 1996

                          EL PASO NATURAL GAS COMPANY
                            100 NORTH STANTON STREET
                              EL PASO, TEXAS 79901

                                PROXY STATEMENT

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 30, 1996

     This Proxy Statement with the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 22, 1996. The proxy is solicited by the Board of Directors of El Paso Natural Gas Company (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") on Tuesday, April 30, 1996. Shares of the Company's common stock, par value $3.00 per share (the "Common Stock"), represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Ms. Stacy J. James, Corporate Secretary, El Paso Natural Gas Company, 100 North Stanton Street, El Paso, Texas 79901, by signing and delivering a subsequently dated proxy or by attending the Annual Meeting in person and giving notice of revocation to the Inspectors of Election.

     March 15, 1996, was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were outstanding and entitled to vote 35,963,389 shares of Common Stock, which is the Company's only class of voting securities. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during the Company's ordinary business hours at The Sheraton Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona.

     Each stockholder is entitled to one vote on each proposal for each share of Common Stock held as of the record date. Two Inspectors of Election, both from The First National Bank of Boston and appointed by the Board of Directors, shall have authority to receive, inspect, electronically tally and determine the validity of the proxies which are received. In accordance with the Company's By-laws, an abstention by a stockholder will be a vote of abstention with respect to the proposal voted upon and will not be a vote "for" or "against" the proposal; however, an abstention and a broker non-vote will be included when determining whether a quorum is present. The Company's By-laws also provide that a non-vote by a broker will be treated as if the broker never voted. A non-vote by a stockholder will be tallied as a vote "for" management.

            INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held seven meetings during the fiscal year ended December 31, 1995. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions, and all matters which would be considered by such committee are acted upon by the full Board of Directors. Each Director has attended at least 75% of the meetings of the Board of Directors and the committees on which he served during the fiscal year 1995, except for Mr. Eugenio Garza Laguera.

THE AUDIT COMMITTEE

     During fiscal year 1995, the Audit Committee held five meetings. The Audit Committee currently consists of Kenneth L. Smalley (Chairman), Eugenio Garza Laguera and Malcolm Wallop, each a non-employee Director. Until April 1995, Byron Allumbaugh, James F. Gibbons and Ben F. Love were also members of the Audit Committee. The Audit Committee makes a recommendation to the Board of Directors for a firm of independent certified public accountants to audit the Company's annual financial statements. In addition, the Audit Committee reviews with management and the Company's independent certified public accountants the Company's financial statements, the adequacy of the Company's internal accounting controls, and the Company's basic accounting and financial policies and practices.

THE COMPENSATION COMMITTEE

     During fiscal year 1995, the Compensation Committee held four meetings. The Compensation Committee currently consists of Ben F. Love (Chairman), Byron Allumbaugh and James F. Gibbons, each a non-employee Director. Until April 1995, Eugenio Garza Laguera and Kenneth L. Smalley were also members of the Compensation Committee. The Compensation Committee currently administers the Company's executive stock option plan, long-term incentive compensation plan, annual incentive compensation plan and other executive compensation plans. In addition, the Compensation Committee considers proposals with respect to the creation of and changes to executive compensation plans and reviews appropriate criteria for establishing performance targets and determining annual corporate and executive performance ratings. The policies and mission of the Compensation Committee are set forth in the "Compensation Committee Report on Executive Compensation," which begins on page 12 of this Proxy Statement.

DIRECTOR COMPENSATION

     Each member of the Company's Board of Directors is reimbursed for the usual and ordinary expenses of meeting attendance. Employee Directors receive no additional compensation for serving on the Board of Directors or committees thereof. Pursuant to the Company's 1995 Compensation Plan for Non-Employee Directors, non-employee Directors receive an annual retainer of $50,000, which may be paid in cash, deferred cash, deferred shares of Common Stock (plus a conversion premium) or a combination thereof. No additional fees are currently paid to non-employee Directors for serving on the Board of Directors or committees thereof.

     Each non-employee Director receives a stock option grant of 3,000 options under the Company's Stock Option Plan for Non-Employee Directors upon his initial election to the Board of Directors and an annual stock option grant of 1,000 options upon each re-election to the Board of Directors. Non-employee Directors are also eligible to participate in the Company's Retirement Income Plan for Non-Employee Directors (which provides for retirement benefits based upon the number of years of service as a Director).

     As part of its overall program to support charitable organizations, the Company has a Director Charitable Award Plan. The plan provides for the designation of up to four charitable organizations to receive a maximum of $1,000,000 in the aggregate upon the death of each Director participant. Pursuant to the plan, each Director of the Company is entitled to participate upon the completion of two consecutive years of service on the Board of Directors. Currently, Messrs. Allumbaugh, Garza Laguera, Gibbons, Love, Smalley and Wise are eligible to participate in the plan.

                                   PROPOSALS

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     In accordance with the By-laws of the Company, the Board of Directors has fixed at seven the number of Directors constituting the full Board. The Company proposes to elect seven Directors, each to hold office for a term of one year and until his successor has been duly elected and shall qualify. With the exception of broker non-votes and unless otherwise instructed by stockholders, the persons named on the enclosed proxy card will vote the shares of Common Stock represented by such proxy for the election of the seven nominees named in this Proxy Statement. However, if any of the named nominees should be unavailable for election, the Board of Directors may substitute nominees, in which event the shares of Common Stock represented by proxy will be voted for substitute nominees unless an instruction to the contrary is contained on the proxy card. No circumstances are presently known which would render any nominee named herein unavailable to serve as a member of the Board of Directors. Pursuant to the Company's By-laws, the election of each Director requires an affirmative vote of a plurality of the shares of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal. Holders of Common Stock may not cumulate their votes for the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

     Each of the following nominees is currently a Director of the Company:

                            NAME, PRINCIPAL OCCUPATION                      SERVED AS
                          AND SELECTED OTHER INFORMATION                    DIRECTOR
                         CONCERNING NOMINEES FOR DIRECTOR                     SINCE
        ------------------------------------------------------------------  ---------
        BYRON ALLUMBAUGH                                                      1992
        Chairman of the Board,
        Ralphs Grocery Company,
        Los Angeles, California -- Supermarket Chain.
        Age -- 64
        Member -- Compensation Committee
        Mr. Allumbaugh has been Chairman of the Board of Ralphs Grocery Company since
        February 1996. He served as Chief Executive Officer of Ralphs Grocery Company from June 1995 until February 1996. For more than five years prior to such date, Mr. Allumbaugh served as Chairman of the Board and Chief Executive
        Officer of Ralphs Grocery Company. Mr. Allumbaugh is a member of the Board of
        Directors of H. F. Ahmanson & Company and Ultramar Inc.
        EUGENIO GARZA LAGUERA                                                 1993
        Chairman of the Board of Directors,
          Valores Industriales, S.A. ("VISA"),
          Monterrey, Mexico -- Mexican Holding Company
            principally involved in beer and
            soft drink bottling and distribution;
        Chairman of the Board of Directors, Fomento Economico Mexicano,
          S.A. de C.V. ("FEMSA"),
          Monterrey, Mexico -- Beer and soft
            drink bottling and distribution;
        Chairman of the Board of Directors,
          Grupo Financiero Bancomer, S.A. de C.V.,
          Mexico City, Mexico -- Mexican Financial Services
            Holding Company principally involved in commercial banking;
        Chairman of the Board of Directors,
          BANCOMER,
          Mexico City, Mexico --
          Commercial Banking Institution;
        Chairman of the Board of Regents,
          Instituto Tecnologico Y de
          Estudios Superiores de Monterrey, A.C.,
          Monterrey, Mexico -- Higher Education.
        Age -- 72
        Member -- Audit Committee
        Mr. Garza Laguera has served as Chairman of the Board of Directors of VISA and FEMSA and Chairman of the Board of Regents of Instituto Tecnologico Y
        de Estudios Superiores de Monterrey, A.C. for more than five years. He has been Chairman of the Board of Directors of Grupo Financiero Bancomer and
        BANCOMER since 1991.
        JAMES F. GIBBONS, PH.D.                                               1994
        Dean of the School of Engineering,
        Stanford University,
        Stanford, California -- Higher Education.
        Age -- 64
        Member -- Compensation Committee
        Dr. Gibbons has been on the faculty of Stanford University since 1957 and has been the Dean of the School of Engineering since September 1984. He is a member of the Board of Directors of Amati Communications Corp., Centigram
        Communications Corp., Cisco Systems, Inc., Lockheed Martin, Inc. and Raychem
        Inc.

                            NAME, PRINCIPAL OCCUPATION                      SERVED AS
                          AND SELECTED OTHER INFORMATION                    DIRECTOR
                         CONCERNING NOMINEES FOR DIRECTOR                     SINCE
        ------------------------------------------------------------------  ---------
        BEN F. LOVE                                                           1992
        Investor.
        Age -- 71
        Chairman -- Compensation Committee
        Since December 1989, Mr. Love's principal occupation has been as shown above.
          For more than five years prior to that date, Mr. Love was Chairman of the
        Board and Chief Executive Officer of Texas Commerce Bancshares, Inc. He is a
        member of the Board of Directors of Burlington Northern Santa Fe Corporation
        and Mitchell Energy & Development Corp.
        KENNETH L. SMALLEY                                                    1992
        Retired.
        Age -- 66
        Chairman -- Audit Committee
        Mr. Smalley has been retired since February 1992. For more than five years prior to that date, Mr. Smalley was a Senior Vice President of Phillips
        Petroleum Company and President of Phillips 66 Natural Gas Company, a
        Phillips Petroleum Company subsidiary.
        MALCOLM WALLOP                                                        1995
        President,
        Frontiers of Freedom Foundation,
        Arlington, Virginia -- Political Foundation.
        Age -- 63
        Member -- Audit Committee
        Since January 1995, Mr. Wallop's principal occupation has been as shown above. For eighteen years prior to that date, Mr. Wallop was a member of the United States Senate. He is a member of the Board of Directors of Hubbell
        Inc.
        WILLIAM A. WISE                                                       1984
        Chairman of the Board, President and
          Chief Executive Officer,
        El Paso Natural Gas Company,
        El Paso, Texas -- Natural Gas Transmission.
        Age -- 50
        Mr. Wise has been Chairman of the Board since January 1994. Mr. Wise has been the President and Chief Executive Officer (the "CEO") of the Company since
        January 1990. He was President and Chief Operating Officer of the Company
        from April 1989 to December 1989. From March 1987 until April 1989, Mr. Wise was an Executive Vice President of the Company. From January 1984 to February
        1987, he was a Senior Vice President of the Company. He is a member of the
        Board of Directors of Battle Mountain Gold Company.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of January 15, 1996, regarding the beneficial ownership of the Company's Common Stock by (i) each Director of the Company, (ii) each of the Company's named executives (as hereinafter defined), (iii) all Directors and executive officers of the Company as a group, and (iv) each person or entity known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. No family relationship exists between any of the Directors and executive officers of the Company.

  TITLE OF                                       BENEFICIAL OWNERSHIP      STOCK                   PERCENT
    CLASS                    NAME               (EXCLUDING OPTIONS)(1)   OPTIONS(6)     TOTAL      OF CLASS
-------------                ----               ----------------------   ----------   ----------   --------
Common Stock   Loomis, Sayles & Company, L.P.
               One Financial Center
               Boston, MA 02111.................        3,164,618(2)             0     3,164,618     9.06%
Common Stock   Bankers Trust New York
               Corporation
               and Bankers Trust Company
               280 Park Avenue
               New York, NY 10017...............        2,431,219(3)             0     2,431,219     6.96%
Common Stock   Dean Witter, Discover & Co. and
               Dean Witter InterCapital Inc.
               130 Liberty Street
               New York, NY 10006...............        2,087,334(4)             0     2,087,334     5.98%
Common Stock   Byron Allumbaugh.................            3,609            6,000         9,609        *
Common Stock   Eugenio Garza Laguera............                0            5,000         5,000        *
Common Stock   James F. Gibbons.................            1,748            5,000         6,748        *
Common Stock   Ben F. Love......................           11,000            3,000        14,000        *
Common Stock   Kenneth L. Smalley...............            6,496            4,000        10,496        *
Common Stock   Malcolm Wallop...................                0            4,000         4,000        *
Common Stock   William A. Wise..................           78,036(5)       428,592       506,628     1.43%
Common Stock   H. Brent Austin..................            5,600          106,822       112,422        *
Common Stock   Richard Owen Baish...............           11,757           89,841       101,598        *
Common Stock   Michael C. Holland...............            3,151           46,400        49,551        *
Common Stock   Britton White, Jr................           16,000           69,067        85,067        *
Common Stock   Directors and executive
               officers as a group (15
               persons in total, including
               those individuals listed
               above)...........................          393,436          983,055     1,376,491     3.83%

---------------

 *  Less than 1%.

(1) Directors and executive officers have sole voting and investment power of the shares of Common Stock reflected in the table above, except that each of Messrs. Allumbaugh, Gibbons, Wise, Austin and White shares with one or more other individuals voting and investment power with respect to 2,113, 1,000, 2,000, 159 and 1,000 shares of Common Stock, respectively. Shares of Common Stock held by executive officers under the Company's Retirement Savings Plan are as of December 31, 1995. Some shares of Common Stock reflected in this column for certain individuals are subject to restrictions. Loomis, Sayles & Company, L.P. ("Loomis") has sole voting power over 1,223,440 shares of Common Stock and shared dispositive power over 3,164,618. Bankers Trust New York Corporation and Bankers Trust Company (collectively, "Bankers Trust") disclaims beneficial ownership on 1,280,303 shares of Common Stock. Bankers Trust has sole voting power over 765,807 shares of Common Stock, shared voting power over 55,584 shares of Common Stock, sole dispositive power over 1,093,000 shares of Common Stock and shared dispositive power over 57,916 shares of Common Stock. Dean Witter, Discover & Co. and Dean Witter InterCapital Inc. (collectively, "Dean Witter") has shared voting and dispositive power over 2,087,334 shares of Common Stock.

(2) Represents the number of shares owned by Loomis as of December 31, 1995, as reported by Loomis in a Schedule 13G dated February 12, 1996.

(3) Represents the number of shares owned by Bankers Trust as of December 31, 1995, as reported by Bankers Trust in a Schedule 13G dated as of December 31, 1995.

(4) Represents the number of shares owned by Dean Witter as of December 31, 1995, as reported by Dean Witter in a Schedule 13G dated February 13, 1996.

(5) Mr. Wise's beneficial ownership excludes 200 shares of Common Stock owned by his children under the Uniform Gifts to Minors Act, of which Mr. Wise disclaims beneficial ownership.

(6) The Directors and executive officers have the right to acquire the shares of Common Stock reflected in this column within 60 days through the exercise of stock options and/or tandem stock appreciation rights ("SARs").

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation awarded to, earned by or paid to any person serving as the Company's President and CEO or acting in a similar capacity during the last completed fiscal year, and the Company's four other most highly compensated executive officers (collectively the "named executives") for services rendered to the Company and its subsidiaries in all capacities during each of the last three fiscal years. The table also identifies the principal capacity in which each of the named executives served the Company at the end of fiscal year 1995.

                         SUMMARY COMPENSATION TABLE(1)

                                         ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                  ----------------------------------   -------------------------------------
                                                                                 AWARDS             PAYOUTS
                                                                       -------------------------   ---------
                                                                                                   LONG-TERM
                                                           OTHER                      SECURITIES   INCENTIVE
                                                           ANNUAL       RESTRICTED    UNDERLYING     PLAN       ALL OTHER
  NAME AND PRINCIPAL               SALARY     BONUS     COMPENSATION   STOCK AWARDS    OPTIONS      PAYOUTS    COMPENSATION
       POSITION         YEAR        ($)       ($)(2)      ($) (3)        ($) (4)         (#)        ($) (5)      ($) (6)
----------------------- ----      --------   --------   ------------   ------------   ----------   ---------   ------------
William A. Wise         1995      $535,417   $412,500     $229,943       $412,487        62,000          --      $ 93,457
  Chairman,             1994      $525,096   $550,000     $126,025             --        83,000    $1,348,390    $ 42,008
  President & CEO       1993      $400,000   $400,000     $ 24,187             --        80,000          --      $752,681(7)
H. Brent Austin         1995      $213,750   $168,750     $ 80,738       $168,735        15,000          --      $ 24,059
  Executive Vice        1994      $193,333   $168,000     $  8,542             --        16,400    $264,819      $ 11,595
  President and Chief   1993      $185,000   $148,000     $  1,409             --        15,000          --      $ 19,993
  Financial Officer
Richard Owen Baish      1995      $225,000   $168,750     $ 76,999       $168,735        15,000          --      $ 39,685
  Executive Vice        1994      $201,667   $180,000     $  1,883             --        16,400    $264,819      $ 16,133
  President             1993      $190,000   $152,000     $    724             --        15,000          --      $ 27,387
Michael C. Holland      1995      $176,250   $221,982     $122,870             --        15,000          --      $ 26,027
  Senior Vice President 1994      $175,000   $125,800     $ 55,242             --        16,400    $264,819      $ 14,000
                        1993      $170,000   $136,000     $ 43,379             --        15,000          --      $ 24,480
Britton White, Jr.      1995      $185,417   $120,000     $ 80,841       $119,978        15,000          --      $ 25,405
  Senior Vice President 1994      $183,333   $160,000     $  7,608             --        16,400    $264,819      $ 11,000
  and General Counsel   1993      $175,000   $140,000     $  2,009             --        15,000          --      $ 18,911

---------------

(1) The Company did not have any executive officer terminate employment during fiscal year 1995 who would otherwise have been included as a named executive in this table.

(2) Pursuant to the Company's 1995 Incentive Compensation Plan, the named executives are required to receive a substantial part of their annual bonus in restricted Common Stock. The amounts reflected in this column for fiscal year 1995 represent the market value of the restricted Common Stock and cash awarded under that plan. Dividends are paid directly to the holder of the restricted Common Stock during the four-year vesting schedule.

(3) The amounts reflected in this column for fiscal year 1995 include a one-time automobile transfer to compensate the named executive for the termination of the Company-provided automobile program and an allowance compensating for the discontinuation of other perquisites and benefits previously provided. For fiscal year 1995 these amounts were $40,999 (representing termination of the automobile program) and $36,000 (representing termination of other executive perquisites and benefits) for Messrs. Austin, Baish, Holland and White. For Mr. Wise, the value representing the termination of the automobile program was $105,000 in fiscal year 1995. In addition, Mr. Holland's amount for fiscal year 1995 includes a cost of living adjustment of $45,312. The amount reflected for Mr. Wise in fiscal year 1994 includes $46,102 in value attributed to the use of the Company's aircraft (which was based on the thirteen-month period of December 1993 through December 1994 due to a change in the period the Company uses to report aircraft usage -- all other amounts for all fiscal years reflected is based upon fiscal year amounts). The amounts reflected for Mr. Holland in fiscal years 1994 and 1993 include a cost of living adjustment of $45,626 and $41,256, respectively. The aggregate value of the perquisites and other personal benefits received by the other named executives in fiscal years 1994 and 1993 has not been reflected for such fiscal years because the amount was below the Securities and Exchange Commission's (the "SEC") required reporting threshold.

(4) The Company's 1995 Incentive Compensation Plan provides for and encourages participants to elect to take the cash portion of their annual bonus award in restricted Common Stock. The amounts reflected in this column represent the market value of restricted Common Stock, subject to a four-year vesting schedule, received by each of the named executives pursuant to such election. Other than indicated, no named executive received a grant of restricted Common Stock from the Company during fiscal years 1995, 1994 and 1993. The total shares of restricted Common Stock held on December 31, 1995 by Messrs. Wise, Austin, Baish, Holland and White was 18,000, 0, 4,000, 0 and 4,000, respectively. The aggregate dollar value on December 31, 1995, of all shares of restricted Common Stock held by Messrs. Wise, Austin, Baish, Holland and White was $517,500, $0, $115,000, $0 and $115,000,
     respectively. On December 31, 1995, Mr. Holland held 4,000 shares of phantom restricted stock units, with an aggregate dollar value on that date of $115,000. Mr. Holland receives dividend equivalents on such phantom restricted stock units until they are cashed out. Dividends are paid directly to the holder of the restricted Common Stock.

(5) The amounts reflected in this column for fiscal year 1994 are payouts made with respect to performance share units granted under the Company's Omnibus Compensation Plan as a result of the early termination of the applicable performance cycle during fiscal year 1994 as a result of the termination of that Plan and the Company's desire to preserve its deduction for such compensation in light of Section 162(m) of the Internal Revenue Code (the "IRC"). No named executive received a long-term incentive plan payout from the Company during the fiscal years 1995 and 1993.

(6) The compensation reflected in this column for fiscal year 1995 is comprised of Company contributions to the Company's Retirement Savings Plan, supplemental Company contributions under the Supplemental Benefits Plan and the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 1995 were $12,000, $74,833 and $6,624 for Mr. Wise; $9,000, $13,905 and $1,154 for Mr. Austin; $12,000, $20,400 and
     $7,285 for Mr. Baish; $12,000, $12,164 and $1,863 for Mr. Holland; and
     $9,000, $11,725 and $4,680 for Mr. White, respectively.

(7) The fiscal year 1993 compensation reflected in this column for Mr. Wise includes (a) $64,369 which is comprised of Company contributions to the Company's Retirement Savings Plan, supplemental Company contributions under the Supplemental Benefits Plan and the above-market interest earned on deferred compensation, and (b) $688,312 attributable to the exercise of rights relating to the common stock of Burlington Resources Inc. ("BR"), the Company's former parent company, which were granted by BR to Mr. Wise in fiscal year 1992 for services rendered to the Company prior to the Company's separation from BR. The amount discussed in (b) above was paid by BR.

STOCK OPTION GRANTS

     The following table sets forth the number of stock options granted at fair market value to each of the named executives during the fiscal year 1995. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2005 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of five and ten percent will result in stock prices in the year 2005 of approximately $48.77 and $77.65, respectively. The amounts shown in the table as potential realizable values for all shareholders' stock (approximately

$657 million and $1.7 billion) represent the corresponding increases in the market value of 34,904,148 outstanding shares of the Company's Common Stock held as of December 31, 1995. No gain to the named executives is possible without an increase in stock price which will benefit all shareholders proportionately. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                             OPTION GRANTS IN 1995

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                                                 PRICE APPRECIATION FOR OPTION TERM
                                        INDIVIDUAL GRANTS(1)
                          ----------------------------------------------------   ----------------------------------
                                                                                   IF STOCK              IF STOCK
                          NUMBER OF     % OF TOTAL                                   PRICE                PRICE
                          SECURITIES     OPTIONS                                   AT $48.77            AT $77.65
                          UNDERLYING    GRANTED TO                                  IN 2005              IN 2005
                           OPTIONS      EMPLOYEES     EXERCISE      EXPIRATION   -------------       --------------
         NAME             GRANTED(#)     IN 1995    PRICE ($/SH)       DATE           5% ($)             10% ($)
-----------------------  ----------    ----------   ------------    ---------    -------------       --------------
ALL SHAREHOLDERS' STOCK
  APPRECIATION.........     N/A          N/A            N/A            N/A       $657,158,994        $1,665,369,917
William A. Wise........   59,000        8.43%        $29.9375       01/13/05     $  1,110,824        $    2,815,047
                           3,000        0.43%        $29.9375       01/12/05     $     56,483        $      143,138
H. Brent Austin........   12,000        1.71%        $29.9375       01/13/05     $    225,930        $      572,552
                           3,000        0.43%        $29.9375       01/12/05     $     56,483        $      143,138
Richard Owen Baish.....   12,000        1.71%        $29.9375       01/13/05     $    225,930        $      572,552
                           3,000        0.43%        $29.9375       01/12/05     $     56,483        $      143,138
Michael C. Holland.....   12,000        1.71%        $29.9375       01/13/05     $    225,930        $      572,552
                           3,000        0.43%        $29.9375       01/12/05     $     56,483        $      143,138
Britton White, Jr......   12,000        1.71%        $29.9375       01/13/05     $    225,930        $      572,552
                           3,000        0.43%        $29.9375       01/12/05     $     56,483        $      143,138

---------------

(1) The stock options were granted on January 13, 1995 at the fair market value on that date, and became exercisable on January 13, 1996. There were no SARs granted in 1995. Any unvested stock options become fully exercisable in the event of a "change in control" (see page 15 of this Proxy Statement for a description of the Company's 1995 Omnibus Compensation Plan and the term "change in control"). Under the terms of the 1995 Omnibus Compensation Plan, the Compensation Committee may, in its sole discretion and at any time, change the vesting of the stock options. Further, stock options are subject to forfeiture and/or time limitations in the event of a termination of employment. Upon termination of employment for certain reasons, all stock options and SARs held by Mr. Wise vest immediately according to his letter agreement dated January 13, 1995 (as described on page 14 of this Proxy Statement).

N/A -- Not Applicable

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The table on the following page sets forth information concerning the fiscal year-end value of the unexercised stock options (and tandem SARs), provided on an aggregate basis, for each of the named executives.

                    AGGREGATED OPTION/SAR EXERCISES IN 1995
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                       OPTIONS/SARS                    OPTIONS/SARS
                                                  AT FISCAL YEAR-END(#)          AT FISCAL YEAR-END($)(2)
                                               ----------------------------    ----------------------------
                    NAME                       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------------------  -----------    -------------    -----------    -------------
William A. Wise..............................    366,592          62,000       $ 2,060,295         $ 0
H. Brent Austin..............................     91,822          15,000       $   617,220         $ 0
Richard Owen Baish...........................     74,841          15,000       $   442,535         $ 0
Michael C. Holland...........................     31,400          15,000       $         0(3)      $ 0
Britton White, Jr............................     54,067          15,000       $   226,670         $ 0

---------------

(1) No named executive exercised any stock options or SARs during fiscal year 1995.

(2) The figures presented in this column have been calculated based upon the difference between $29.00, the fair market value of the Common Stock on December 31, 1995 for each in-the-money stock option/SAR, and its exercise price. Mr. Wise has tandem SARs attached to some of his stock options. If his stock options are exercised, the tandem SARs expire and vice versa. The exercise of a tandem SAR would have the equivalent market value as the exercise of a stock option.

(3) Mr. Holland also had 22,667 exercisable in-the-money phantom stock option units with an aggregate value on December 31, 1995 of $226,670.

LONG-TERM INCENTIVE AWARDS

     The following table provides information concerning long-term incentive awards of performance units ("PUs") under the Company's 1995 Omnibus Compensation Plan. The units granted vest 25% per year over a four-year performance period, at the end of which the Company's total shareholder return is compared to that of its peer group (comprised of those companies in the Standard & Poor's Natural Gas Index). If the Company's total shareholder return ranks in the first, second, third or fourth quartiles, the value of each unit is $150, $100, $50 and $0, respectively. The payouts, if any, will consist of Common Stock and cash. All the amounts shown are potential assumed amounts. There is no assurance that the Company will achieve the results that would lead to payments under that plan.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1995

                                                                   ESTIMATED FUTURE PAYOUTS UNDER
                                                                   NON-STOCK PRICE-BASED PLANS(1)
                                           PERIOD UNTIL   -----------------------------------------------------
                                NUMBER OF   MATURATION       BELOW
            NAME                 UNITS(#)   OR PAYOUT     THRESHOLD($)   THRESHOLD($)   TARGET($)    MAXIMUM($)
-----------------------------   ---------  ------------   ------------   ------------   ----------   ----------
William A. Wise..............   29,600      4 years          $0          $1,480,000     $2,960,000   $4,440,000
H. Brent Austin..............   10,000      4 years          $0          $  500,000     $1,000,000   $1,500,000
Richard Owen Baish...........   10,000      4 years          $0          $  500,000     $1,000,000   $1,500,000
Michael C. Holland...........    7,100      4 years          $0          $  355,000     $  710,000   $1,065,000
Britton White, Jr............    7,100      4 years          $0          $  355,000     $  710,000   $1,065,000

---------------

(1) Each unit is assigned an initial value of $100, subject to adjustment based upon the Company's relative total shareholder value to the other companies in the Standard & Poor's Natural Gas Index group. If the Company's relative total shareholder value is in the first or second quartile at the end of the second year, participants may receive up to one-half of the value of any vested units.

                                  PENSION PLAN

     Set forth below is a table describing the Company's Pension Plan in which the named executives, as well as other Company employees, may be entitled to participate. The following table lists current annual retirement benefits under the Pension Plan and the Company's Supplemental Benefits Plan (collectively, the "Plans") for the average annual earnings and years of credited service shown for a participant retiring at the normal retirement age of 65. Under the Pension Plan and applicable IRC provisions, compensation in excess of $150,000 cannot be taken into account and the maximum payable benefit in 1995 is $120,000. Any excess benefits otherwise accruing under the Pension Plan are payable under the Supplemental Benefits Plan.

     Estimated annual benefit levels under the Plans, based on earnings and years of credited service at the normal retirement age, are as follows:

                               PENSION PLAN TABLE

                                                       YEARS OF CREDITED SERVICE AT NORMAL RETIREMENT
                                                                             AGE
 FINAL AVERAGE                                         -----------------------------------------------
PENSION EARNINGS                                          15           20           25           30
----------------                                       --------     --------     --------     --------
 $  100,000........................................... $ 22,470     $ 29,960     $ 37,450     $ 44,940
 $  300,000........................................... $ 70,470     $ 93,960     $117,450     $140,940
 $  500,000........................................... $118,470     $157,960     $197,450     $236,940
 $  700,000........................................... $166,470     $221,960     $277,450     $332,940
 $  900,000........................................... $214,470     $285,960     $357,450     $428,940
 $1,100,000........................................... $262,470     $349,960     $437,450     $524,940
 $1,300,000........................................... $310,470     $413,960     $517,450     $620,940

     Benefits which accrue under the Plans are based upon the gross salary amount, including base incentive bonus amounts, but excluding all commissions and other compensation or benefits of any kind (including risk premium restricted stock, as described on page 16 of this Proxy Statement). For the named executives, the amounts reflected in the Salary and Bonus columns of the "Summary Compensation Table" are considered to calculate benefits under the Plans. The Pension Plan formula for retirement at age 65 is 1.1% of the highest five-year average earnings, plus .5% of the highest five-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. There is no deduction for Social Security amounts paid; however, an early retirement supplement equal to 1% of the highest five-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable from retirement until age 62. Both the basic benefit and the early retirement supplement are reduced by 2% for each year the participant's actual retirement date precedes the date the participant would have attained age 65, or the date the participant could have retired after attaining age 60 with 30 years of credited service, if earlier. Years of credited service under the Pension Plan at age 65 for Messrs. Wise, Austin, Baish, Holland and White are 30, 30, 30, 30 and 25 (including 7 years of credited service pursuant to Mr. White's employment agreement, which is described on page 15 of this Proxy Statement), respectively.

                       CUMULATIVE TOTAL SHAREHOLDER VALUE

     The following graph shows the changes in the value of $100 invested since March 12, 1992 (the date on which the Company's Common Stock was initially offered to the public) for the Company's Common Stock and since February 29, 1992 (the month-end date closest to the March 12, 1992 initial public offering date of the Company's Common Stock) for the Standard & Poor's Natural Gas Index and the Standard & Poor's 500 Stock Index.

       COMPARISON OF BIANNUAL CUMULATIVE TOTAL VALUES IN 1992, 1993, 1994
              AND 1995 FOR THE COMPANY, THE S&P NATURAL GAS INDEX
                          AND THE S&P 500 STOCK INDEX.

                                   [CHART]

                               BIANNUAL CUMULATIVE TOTAL VALUES ($)
BIANNUAL PERIOD    -------------------------------------------------------------
     ENDED         THE COMPANY     S&P NATURAL GAS INDEX     S&P 500 STOCK INDEX
---------------    -----------     ---------------------     -------------------
1992:
  June               $ 129.0              $ 112.9                  $  99.9
  December             167.6                122.6                    108.3
1993:
  June               $ 214.0              $ 158.4                  $ 113.5
  December             200.4                145.6                    119.2
1994:
  June               $ 182.7              $ 144.5                  $ 115.1
  December             176.1                138.9                    120.7
1995:
  June               $ 168.4              $ 166.3                  $ 145.2
  December           $ 173.9              $ 196.4                  $ 165.7

     The biannual values of each investment are based on the share price appreciation and assumes cash dividend reinvestment. The calculations exclude any applicable brokerage commissions and taxes. Cumulative total shareholder return from each investment can be calculated from the biannual values given above.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive officer compensation program is administered and reviewed by the Compensation Committee. Until April 1995, the Committee consisted of five independent, non-employee Directors of the Company (Messrs. Allumbaugh, Garza Laguera, Gibbons, Love and Smalley). After April 1995, the Committee consisted of Messrs. Allumbaugh, Gibbons and Love. The Compensation Committee has neither interlocks nor insider participation.

POLICIES AND MISSION

     The Compensation Committee has determined that the compensation program of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation (including base salary, year-end bonus, restricted stock awards, stock option grants and other long-term incentive awards) is, to a significant extent, dependent upon the Company's financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee also attributes significant weight to other factors in determining executive compensation, such as maintaining competitiveness, implementing capital improvements, expanding markets and achieving other long-range business and operating objectives.

     In order to determine appropriate levels of executive compensation, the Compensation Committee periodically conducts a thorough competitive evaluation, reviews proprietary and proxy information, and consults with and receives advice from an independent compensation consulting firm. The Compensation Committee also considers relevant industry and market changes when evaluating the Company's performance and each individual executive's performance. The independent consulting firm provides data and information that compares the Company with a peer group of companies. Such peer group consists of most of those companies included in the S&P Natural Gas Index (reflected in the Performance Graph found on page 11 of this Proxy Statement) and certain additional companies which the consulting firm and the Compensation Committee believe represent the Company's most direct competition for executive talent.

     A primary mission of the Compensation Committee is to ensure that each executive officer's compensation is directly related to the performance of the Company and its Common Stock and the performance of the individual executive officer. Toward that end, the Compensation Committee has established an executive compensation program with a strong performance-based orientation. In particular, the Compensation Committee has determined, in consultation with the independent consulting firm, that the long-term incentive awards for executive officers, including the CEO, should be targeted in the top one-half of the peer group, tied directly to the performance of the Company's Common Stock and should consist of approximately 50% in stock options and 50% in PUs. With respect to cash compensation, the base salary of executive officers is targeted at or near the 50th percentile of the peer group (described above). Total cash compensation under the Company's current plans can reach approximately the 90th percentile of such peer group with year-end incentive bonuses ranging from 0% to 100% of base salary for the CEO and Executive Vice Presidents, and from 0% to 80% of base salary for the other named executive officers. The Compensation Committee determines what percentage bonus will be awarded based upon both the Company's and the individual executive's performance vis-a-vis objectives established each year. Mr. Wise's employment agreement, as described on page 14 of this Proxy Statement, does not affect the amount of his compensation. Mr. Wise's compensation and benefits are determined under Company plans and programs in effect from time to time in accordance with the policies described above. However, the Company entered into a letter agreement with Mr. Wise in January 1995 in order to encourage the CEO to elect to have all incentive awards payable in shares of restricted Common Stock. As a result of the new stock-based compensation plan discussed below, Mr. Wise's employment agreement was amended to establish an illustrative base salary for certain of the Company's benefits and welfare plans. See page 14 of this Proxy Statement for a description of the letter agreement and the amendment to employment agreement. None of the other named executives received compensation governed or affected by employment agreements.

     Section 162(m) of the IRC ("Section 162(m)") was enacted in 1993 and generally affects the Company's federal income tax deduction for compensation paid to the Company's CEO and four other highest paid executives. To the extent compensation is "performance-based" within the meaning of Section 162(m), the Section's limitations will not apply. Accordingly, in 1995 the Board of Directors adopted, and the stockholders approved, certain Company compensation plans which were structured to qualify as performance-based compensation under
Section 162(m). In addition to requiring and encouraging stock ownership by Company executives, these plans are designed to allow the Compensation Committee to provide appropriate compensation when certain performance goals have been achieved.

     On January 19, 1996, the Compensation Committee, based upon the recommendation of the Company's independent executive compensation consultant, among other things, decided that it was in the best interest of the Company to revise the executive compensation arrangements for the CEO to completely align his compensation with the interests of the Company's stockholders by replacing his salary with a long-term incentive in the form of restricted Common Stock (the majority of which will not vest unless certain performance measures are attained and, in that event, only after a certain specified time) and a grant of stock options. As a result, the CEO's base salary is eliminated and his annual bonus is reduced by one-half for five years starting February 1, 1996.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed the Company's 1995 financial performance targets (consisting of income, earnings, return and cash flow objectives) and the Company's 1995 non-financial goals consisting of regulatory matters (primarily Federal Energy Regulatory Commission and other regulatory filings, approvals and settlements), including the achievement of deregulation of natural gas gathering and processing activities; operating matters (primarily initiation and completion of system expansion and maintenance projects, operating efficiencies and safety), including the construction of the new Chaco Cryogenic Plant; and growth opportunities (primarily the exploration of acquisition opportunities in non-regulated areas) and has determined that the Company's 1995 performance has met the performance targets required to make incentive awards under the Company's 1995 Incentive Compensation Plan. Although the attainment of all performance targets is not required, all such performance is evaluated to determine the maximum incentive award opportunity in a given year and the incentive awards actually made. In fact, the Compensation Committee has determined that the Company's 1995 performance warranted a 25% reduction in incentive award opportunity. The Compensation Committee does not assign relative weights to each of the factors and criteria used in determining executive compensation. Moreover, publication of sensitive and proprietary quantifiable targets and other specific goals for the Company and CEO established and applied each year could adversely affect the Company.

     The Compensation Committee, in consultation with the independent consulting firm, applied the information and performance factors for 1995 to determine the appropriate compensation for the CEO. The Committee also recognized the significant leadership, planning and business execution role performed by the CEO during the fiscal year 1995, and the CEO's role in building strong markets for the Company's natural gas transportation, gathering and other services and in maintaining efficient operations to remain competitive in the future. In addition, the CEO displayed exceptional foresight by directing certain of the Company's businesses into areas of potential financial growth and opportunity (including the successful acquisition of Eastex Energy Inc., Premier Gas Company, an interest in the TransColorado Gas Transmission Company and other asset acquisitions). Having reviewed the contribution that the CEO made to the Company's performance in 1995, the Compensation Committee believed that he continues to demonstrate the motivational, planning and leadership qualities that the executive compensation program was designed to foster and reward. The Compensation Committee recognizes and commends the CEO, and certain other executives, for voluntarily accepting reductions in base salary during 1995 in an effort to reduce costs.

     In recognition of the CEO's overall performance and his responsibility for the Company's relative success during 1995, the Compensation Committee determined that he should receive the highest rating available, and awarded him the maximum incentive bonus available under the reduced incentive award opportunity discussed above (75% of base salary). In support of the Compensation Committee's long-term compensation mission to provide competitive compensation incentives to retain and motivate executive officers, the CEO was granted 62,000 stock options and 29,600 PUs in January 1995. The number of options and PUs granted to the CEO and other executives was determined in accordance with the targets and formulas recommended by the Company's independent consulting firm, as described in more detail above.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     The Compensation Committee, in consultation with the independent consulting firm, applied the information and performance factors outlined above in reviewing and approving the compensation of the Company's other executive officers. This process resulted in a determination that, based upon individual performance and their contributions to overall Company performance during the fiscal year 1995, each executive officer should be awarded the maximum incentive bonus available under the reduced incentive award opportunity discussed above (75% of base salary for the Executive Vice Presidents and 60% of base salary for the other executive officers). Stock options and PUs were granted in 1995 to certain executive officers to provide continuing incentives for future performance. The number of options and PUs granted to such executives was determined in accordance with the targets and formulas recommended by the Company's independent consulting firm, as described in more detail above.

           THE 1995 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Byron Allumbaugh     Eugenio Garza Laguera     James F. Gibbons     Ben F. Love     Kenneth L. Smalley
    (Member)            (Former Member)            (Member)          (Chairman)       (Former Member)

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     The Company entered into an employment agreement with Mr. Wise. The term of the agreement is three years from its initial effective date (July 31, 1992) and is automatically renewed at the end of every month (re-establishing a three-year term on the first of each month), unless either party notifies the other that it elects not to extend the term of the agreement. Mr. Wise's compensation and benefits are determined under Company plans and programs in effect from time to time. If Mr. Wise's employment is terminated involuntarily, without cause, or is voluntarily terminated by Mr. Wise for "good reason" (as defined in the Severance Plan, which is discussed below), Mr. Wise will receive his salary, bonus (equal to fifty percent of the maximum bonus opportunity in effect at the time of termination, but not less than fifty percent of annual salary) and benefits through the end of the term of the employment agreement. Unless termination follows a "change in control" (as defined in the Severance Plan), any continued salary, bonus or benefits (not including defined benefit pension plan payments) will be reduced by comparable compensation from subsequent employment. If Mr. Wise's employment is terminated because of death, involuntary termination for cause or is voluntarily terminated by Mr. Wise other than for "good reason," Mr. Wise's right to receive his salary shall terminate on the date of termination of his employment and his right to receive benefits will be determined according to the terms of the Company's applicable plans. Mr. Wise will also be entitled to pension benefits under the terms of the Company's Supplemental Benefits Plan, but based on one additional year of "age" and "service" credit for each year of the term. Upon termination of his employment, this benefit will be funded through a trust. If Mr. Wise's employment is terminated prior to the end of the term, other than as a result of either a "change in control" of the Company or his voluntary termination of the agreement for "good reason" pursuant to six months prior written notice to the Company of such termination, Mr. Wise will be subject to a noncompetition provision through the end of the term. Any compensation and benefits received by Mr. Wise under the Severance Plan will offset obligations of a similar nature under Mr. Wise's employment agreement. The Company entered into a letter agreement with Mr. Wise dated January 13, 1995, which provides that in the event of termination of Mr. Wise's employment due to death, retirement, permanent disability, any other involuntary termination without cause or any other voluntary termination for good reason, the restriction period for restricted Common Stock held by Mr. Wise shall lapse and all restrictions thereon shall end, and unvested stock options shall become immediately exercisable, subject to applicable law, for a period of thirty-six months, unless such stock options expire sooner in accordance with their terms. In order to squarely align the CEO's compensation with the interests of the Company's stockholders, the Compensation Committee replaced his salary with a long-term incentive in the form of restricted Common Stock (the majority of which will not vest unless certain performance measures are attained and, in that event, only after a certain specified time) and a grant of stock options. As a result, Mr. Wise's employment agreement was amended to establish an illustrative base salary for certain of the Company's benefits and welfare plans, effective February 1, 1996.

     The Company entered into a letter agreement with Mr. White dated February 22, 1991, which provides that Mr. White is entitled to additional years of credited service with respect to pension benefits which are payable under the Company's Supplemental Benefits Plan if he remains employed with the Company until the specified age set forth in his letter agreement.

     In a letter dated February 4, 1992, the Company granted Mr. Holland phantom restricted Common Stock units and phantom stock option units in connection with the Company's initial public offering in 1992. These phantom restricted Common Stock units and the phantom stock option units are subject to the same terms and conditions as restricted Common Stock and stock options granted under the Company's Omnibus Compensation Plan, as discussed below.

     The Company has a Key Executive Severance Protection Plan (the "Severance Plan") which provides severance benefits following a "change in control" (as defined below) of the Company for all officers of the Company and certain of its subsidiaries in an amount equal to three times annual salary, including maximum bonus amounts as specified in the plan. The Severance Plan also provides for the continuation of life and health insurance for a period of 18 months subsequent to a participant's termination of employment following a "change in control" of the Company, as well as a supplemental pension payable under the Company's Supplemental Benefits Plan calculated by adding three years of additional credited pension service and certain other benefits. Benefits are payable under the Severance Plan for any termination of employment within two years of the date of a "change in control" of the Company, except where termination is by reason of death, disability, for cause or instituted by the employee for other than "good reason." The Severance Plan provides that certain additional payments will be made to terminated participants following a "change in control" of the Company if the participant's payments are subjected to a specified adverse excise tax. The Severance Plan also provides that the Company will pay legal fees and expenses incurred by a participant to enforce rights or benefits under the plan. For purposes of the plan, a "change in control" of the Company is deemed to occur if (a) any person or entity becomes the beneficial owner of 20% or more of the Company's outstanding voting securities, (b) any person or entity purchases the Company's Common Stock pursuant to a tender offer or exchange offer, other than a tender offer or exchange offer made by the Company, (c) the stockholders of the Company approve a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, or (d) there occurs an unapproved change in the constitution of the majority of the Board of Directors of the Company within a two-year period. Notwithstanding the foregoing, a "change in control" will not be deemed to have occurred if the Company is involved in a merger, consolidation or sale of assets which is in connection with a corporate restructuring wherein stockholders of the Company immediately before such transaction own at least 80% of the combined voting power of all outstanding classes of securities of the company resulting from such transaction in substantially the same proportion as their ownership in the Company immediately prior to such transaction.

     The Company's 1995 Omnibus Compensation Plan provides that stock options, SARs, limited stock appreciation rights ("LSARs"), PUs and restricted stock may be granted to officers and key employees of the Company and its subsidiaries. The Plan Administrator (as defined in the plan) determines which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. Pursuant to the terms of the plan, if a "change in control" of the Company occurs, all outstanding stock options become fully exercisable, SARs and LSARs become immediately exercisable, designated amounts of PUs become fully vested and all restrictions placed on awards of restricted stock automatically lapse. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The Company's Omnibus Compensation Plan, which is the predecessor plan to the Company's 1995 Omnibus Compensation Plan, provided for the grant of stock options, SARs, LSARs, performance share units and restricted stock to officers and key employees of the Company and its subsidiaries. Although this plan has been terminated with respect to any new grants, certain stock options and SARs remain outstanding thereunder. Pursuant to the terms of the plan, if a "change in control" of the Company occurs, all outstanding stock options become fully exercisable and SARs become immediately exercisable. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan, except that the definition does not include the exclusion dealing with mergers, consolidations or sales of assets of the Company in connection with a corporate restructuring of the Company.

     Under the Company's 1995 Incentive Compensation Plan, awards of cash and/or shares of restricted Common Stock may be granted to eligible officers of the Company and its subsidiaries. The amount of awards available (subject to a plan maximum and as established by the Plan Administrator (as defined in the plan) per participant annually) and the performance goals upon which the awards are contingent are determined by the Plan Administrator. Depending upon the participant's position and the terms of the grant, each participant is required to take between 25% and 100% of the incentive award in shares of restricted Common Stock, but may elect to receive the entire incentive award in shares of restricted Common Stock. A participant who receives any shares of restricted Common Stock shall receive additional shares of restricted Common Stock of an equal amount because the participant bears the risk of forfeiture, price fluctuation and other attendant risks during the period in which the restrictions apply ("risk premium restricted stock"). Pursuant to the terms of the plan, if a "change in control" of the Company occurs, the current year's maximum incentive award for each officer (with a maximum of 100% of the participant's annual salary) becomes fully payable within 30 days following such "change in control." For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The Company's Supplemental Benefits Plan provides benefits to officers and key employees of the Company and its subsidiaries. The benefits equal the amount that a participant failed to receive under the Company's Pension Plan because the Pension Plan does not consider deferred compensation (whether in deferred cash or deferred restricted Common Stock) for purposes of calculating benefits and is subject to IRS limitations on the amount of compensation to be considered when calculating benefits and on the amount of benefits that can be paid to a participant. The plan also provides an additional benefit equal to the amount of the Company's matching contribution to the Company's Retirement Savings Plan that cannot be made because of deferred compensation and IRS limitations. The plan may not be terminated so long as the Pension Plan and/or Retirement Savings Plan remain in effect. The Management Committee (as defined in the plan) designates who may participate and administers the plan. Benefits under the Company's Supplemental Benefits Plan are paid upon termination of employment in a lump-sum payment, in annuity or in periodic installments. In the event of a "change in control," the supplemental pension benefits become fully vested and nonforfeitable. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The Company's Deferred Compensation Plan allows eligible executives and key management employees of the Company and its subsidiaries to defer all or a portion of their base salaries and any other deferrals made in accordance with certain of the Company's compensation plans. The Management Committee (as defined in the plan) designates the executives and key management employees who may participate. Amounts deferred are payable upon termination of employment in a lump-sum payment or in periodic installments, except that the Management Committee may, in its discretion, accelerate payments. Any amounts deferred bear interest at a rate based on an index specified by the Management Committee.

     The Company has a Senior Executive Survivor Benefits Plan which provides certain senior executives of the Company and its subsidiaries, who are designated by the Management Committee (as defined in the plan), with survivor benefit coverage in lieu of the coverage provided generally for employees under the Company's group life insurance plan. The amount of benefits provided, on an after-tax basis, is two and one-half times the executive's annual salary. Benefits are payable in installments over 30 months beginning within 31 days after the executive's death, except that the Management Committee may, in its discretion, accelerate payments.

PROPOSAL NO. 2 -- RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors desires to obtain stockholder ratification of the resolution appointing Coopers & Lybrand L.L.P., Norwest Plaza, Suite 1600, El Paso, Texas 79901, as independent certified public accountants for the Company for the fiscal year 1996. Coopers & Lybrand has served continuously in such capacity for the Company since 1983.

     If the appointment is not ratified, the adverse vote will be considered as an indication to the Board of Directors that it should select other independent certified public accountants for the following fiscal year. Given the difficulty and expense of making any substitution of accountants after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 1996 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

     A representative from Coopers & Lybrand will attend the Annual Meeting to respond to appropriate questions raised during the Annual Meeting or submitted to Coopers & Lybrand in writing prior to the Annual Meeting, and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR 1996.

                              COST OF SOLICITATION

     The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Company's Board of Directors will be borne by the Company. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $7,500, plus reimbursement of out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by Georgeson & Company Inc. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of the Company's Common Stock.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. If, however, any other matters should come before the Annual Meeting all proxies which have been signed and returned without further instruction will give the persons designated thereon discretionary authority to vote according to their best judgment.

          COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Directors, certain officers and greater than 10% stockholders are also required by SEC regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1995, except for one Form 4 which was filed late by Mr. Thomas S. Jensen, a former vice president of the Company.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for inclusion in the Proxy Statement to be issued in connection with the Company's 1997 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, El Paso Natural Gas Company, 100 North Stanton Street, El Paso, Texas 79901, and must be received by the Corporate Secretary on or before November 22, 1996. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                 ANNUAL REPORT

     A copy of the Company's 1995 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one by writing or calling Ms. Stacy J. James, Corporate Secretary, El Paso Natural Gas Company, 100 North Stanton Street, El Paso, Texas 79901, telephone (915) 541-2600.

                                             By Order of the Board of Directors

                                                   /s/ STACY J. JAMES
                                                       STACY J. JAMES
                                                    Corporate Secretary

El Paso, Texas
March 22, 1996

                                 DETACH HERE

     P
     R
     O               SOLICITED BY THE BOARD OF DIRECTORS
     X                   EL PASO NATURAL GAS COMPANY
     Y                  ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 30, 1996


        The undersigned hereby apponts William A. Wise and Britton White, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of El Paso Natural Gas Company held of record by the undersigned on March 15, 1996, at the Annual Meeting of Stockholders to be held at the Crescent III meeting room, The Sheraton Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona on April 30, 1996, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposals 1 and 2.

                                                       SEE REVERSE
(IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)       SIDE

                                 DETACH HERE



[X] Please mark
    votes as in
    this example.


The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Directors.

Nominees: Byron Allumbaugh, Eugenio Garza Laguera,
          James F. Gibbons, Ben F. Love, Kenneth L. Smalley,
          Malcolm Wallop, William A. Wise.



          FOR                 WITHHOLD
      ALL NOMINEES        AUTHORITY TO VOTE
      LISTED ABOVE         FOR ALL NOMINEES        [ ]
                             LISTED ABOVE             ------------------------
                                                      For all nominees except
          [ ]                    [ ]                  as noted above


2. Ratification of the appointment        FOR        AGAINST     ABSTAIN
   of Coopers & Lybrand LLP as
   Independent Certified Public           [ ]          [ ]         [ ]
   Accountants of the Company
   for fiscal year 1996.


         MARK HERE              MARK
        FOR ADDRESS           HERE FOR
         CHANGE AND           COMMENTS
        NOTE AT LEFT

           [ ]                  [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.


Signature:                        Date:              Signature:                          Date:
          -----------------------      -------------           -------------------------      ---------------

                       CONFIDENTIAL VOTING INSTRUCTIONS
                         EL PASO NATURAL GAS COMPANY
               ANNUAL MEETING OF STOCKHOLDERS - APRIL 30, 1996
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS










TO:  BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO NATURAL GAS
     COMPANY RETIREMENT SAVINGS PLAN

The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of Common Stock of El Paso Natural Gas Company credited to my account under the referenced Plan at the close of business on March 15, 1996, the record date, at the Annual Meeting of Stockholders to be held at the Crescent III meeting room, The Sheraton Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona on April 30, 1996, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

If this proxy is completed, dated, signed and returned in the accompanying envelope to the trustee by April 22,1996, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is returned to the trustee without direction being given, this proxy will be voted FOR Proposals 1 and 2.

1.  Election of Directors
                                       PLEASE MARK YOUR CHOICE LIKE THIS [X] IN
                                          DARK INK AND SIGN AND DATE BELOW

[ ]  VOTE FOR ALL         [ ]  WITHHOLD FROM
     (except as marked         VOTING FOR ALL
     [X] to the contrary
     below)



[ ]  Byron Allumbaugh     [ ]  James F. Gibbons     [ ]  Kenneth L. Smalley


                          [ ]  Ben F. Love          [ ]  Malcolm Wallop

[ ]  Eugenio Garza Laguera                          [ ]  William A. Wise


2. Ratification of the appointment of Coopers & Lybrand L.L.P. as Independent Certified Public Accountants of the Company for fiscal year 1996.


                  FOR             AGAINST          ABSTAIN

                  [ ]               [ ]              [ ]


If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IMPORTANT: Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

Shares held as of January 31, 1996

                                     --------------------------   -------------
                                     SIGNATURE                    DATE

                       CONFIDENTIAL VOTING INSTRUCTIONS
                         EL PASO NATURAL GAS COMPANY
               ANNUAL MEETING OF STOCKHOLDERS - APRIL 30, 1996
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



TO:  BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO
     NATURAL GAS COMPANY BENEFITS PROTECTION TRUST


The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of Common Stock of El Paso Natural Gas Company credited to my account under the referenced Plan at the close of business on March 15, 1996, the record date, at the Annual Meeting of Stockholders to be held at the Crescent III meeting room, The Sheraton Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona on April 30, 1996, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the meeting, including substitute nominees if any of the named nominees for Director should be unavaible to serve, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

If this proxy is completed, dated, signed and returned in the accompanying envelope to the trustee by April 22, 1996, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is returned to the trustee without direction being given, this proxy will be voted FOR Proposals 1 and 2.

1.  Election of Directors
                                       PLEASE MARK YOUR CHOICE LIKE THIS [X] IN
                                       DARK INK AND SIGN AND DATE BELOW

[ ] VOTE FOR ALL
    (except as marked [X] to the contrary below)

[ ] WITHHOLD FROM
    VOTING FOR ALL

[ ] Byron Allumbaugh         [ ] James F. Gibbons      [ ] Kenneth L. Smalley

[ ] Eugenio Garza Laguera    [ ] Ben F. Love           [ ] Malcolm Wallop

                                                       [ ] William A. Wise

2. Ratification of the appointment of Coopers & Lybrand L.L.P. as Independent Certified Public Accountants of the Company for fiscal year 1996.

             FOR              AGAINST            ABSTAIN

             [ ]                [ ]                [ ]

If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IMPORTANT: Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.


Shares held as of
January 31, 1996:
                                       -----------------------------  ----------
                                       SIGNATURE                      DATE